UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 12, 2016
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Nasdaq Stock Market Rules require that all listed companies hold an annual meeting of shareholders within twelve months of the end of the company’s fiscal year. In order to comply with these rules, an annual meeting of shareholders of Hutchinson Technology Incorporated (the “Annual Meeting”) is scheduled to be held on Wednesday, September 21, 2016.

Because the date of the Annual Meeting has changed by more than 30 days from the date of the previous annual meeting of shareholders, a new deadline has been established for submission of shareholder proposals intended to be included in our company’s proxy materials for the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (“SEC”), if a shareholder desires for our company to include a proposal in its proxy statement and form of proxy for presentation at the Annual Meeting, the proposal must be received by us at our principal executive offices no later than July 22, 2016. The proposal must include proof of ownership of our stock and satisfy the other requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Our restated bylaws provide certain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders other than for inclusion in our proxy statement in compliance with Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing on a timely basis, together with certain specified information relating to such shareholder’s identity, stock and derivative ownership, the identity and background of the director nominees and other matters. Because the Annual Meeting will be held more than 30 days after the first anniversary of the date of the preceding year’s annual meeting of shareholders, we must receive the notice of a shareholder’s intention to introduce a nomination or to propose an item of business at the Annual Meeting at our principal executive offices no later than July 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: July 12, 2016	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer